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                                                                   EXHIBIT 10.10

                DESCRIPTION OF ORAL CONSULTING AGREEMENT BETWEEN

                          THE COMPANY AND RALPH DILLON

                The Company is party to an oral consulting agreement with Ralph Dillon, Chairman of the Board of Directors of the Company. Pursuant to this agreement, Mr. Dillon advises and consults with the Company with respect to strategic planning, general operations and merchandising programs. In exchange for such services the Company pays Mr. Dillon a consulting fee of $10,000 per month.